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                                                                     Exhibit 5.1

                              Cooley Godward LLP
                              5200 Carillon Point
                            Kirkland, WA 98033-7356
                               Main 425 893-7700
                               Fax 425 893-7777


February 9, 2001

Peet's Coffee & Tea, Inc.
1400 Park Avenue
Emeryville, California 94608-3520

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Peet's Coffee & Tea, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 5,102,178 shares of the Company's Common Stock, no par value (the "Shares"), pursuant to its 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors' Stock Option Plan, 1997 Equity Incentive Plan, 1994 California Stock Option Plan and 1993 Stock Option Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ Christopher W. Wright
    -------------------------
      Christopher W. Wright